Exhibit 10.5
SECOND AMENDMENT
TO THE
PMA CAPITAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2000)

WHEREAS, PMA Capital Corporation (the “Company”) maintains the PMA Capital Corporation Supplemental Executive Retirement Plan (the “Plan”) to provide supplemental executive retirement benefits to a select group of management and highly compensated employees of the Company and certain participating affiliates; and

WHEREAS, the Plan was most recently amended and restated effective January 1, 2000 and has since been modified by the First Amendment thereto effective January 1, 2003; and

WHEREAS, the Company has determined that the PMA Capital Corporation Pension Plan (the “Pension Plan”) shall be amended to freeze benefit accrual thereunder effective December 31, 2005, and that, in lieu of future benefit accruals under the Pension Plan, eligible employees shall be entitled to receive non-matching, age-based employer contributions under the PMA Capital Corporation Retirement Savings Plan, and, if eligible, additional retirement credits under the PMA Capital Corporation Retirement Savings Excess Plan; and

WHEREAS, the Company now desires to amend the Plan so as to similarly freeze benefit accrual under the Plan;

NOW, THEREFORE, effective December 31, 2005, the Company hereby amends the Plan as follows:

1. A new Article IX is added to the Plan to read as follows:

“ARTICLE IX - FREEZING OF THE PLAN

9.1 Freezing of the Plan. The Plan shall be frozen effective December 31, 2005 (the “Freeze Date”). Pursuant to the freezing of the Plan:

(a) No Eligible Officer shall become a Participant nor resume active participation in the Plan after the Freeze Date;

(b) Each Participant’s Excess Retirement Benefit shall be deemed to be frozen as of the Freeze Date, and the amount of such Excess Retirement Benefit shall be unaffected by any service that the Participant may perform for, or any compensation that he or she may receive from, a Participating Company after the Freeze Date; and

(c) Following the Freeze Date, each Participant’s vested right to his or her Excess Retirement Benefit shall continue to be determined in accordance with Section 3.1 of the Plan.

Any provision of the Plan that would otherwise provide for either (1) the commencement or resumption of Plan participation, or (2) the continuing accrual of benefits, after the Freeze Date (including, without limitation, Sections 2.1, 2.2 and 5.1) is hereby superseded to the extent that it would so provide.”

IN WITNESS WHEREOF, PMA CAPITAL CORPORATION has caused these presents to be duly executed, under seal, this 24th day of October, 2005.

Attest:	PMA CAPITAL CORPORATION
[SEAL]

/s/ Robert L. Pratter	/s/ William E. Hitselberger
Robert L. Pratter, Secretary	William E. Hitselberger, Executive Vice President and Chief Financial Officer